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                                                                   Exhibit 10.15

                                 April 30, 1997



Mr. Michael C. Higgins
President
ZMAX Corporation
20251 Century Boulevard
Germantown, MD 20874

     Re: Purchase and Sale of Change of Century Analysis and Conversion Tool ("COCACT") Software Program

Dear Mr. Higgins:

     Under a letter agreement dated as of April 30, 1997 (the "Purchase Agreement") between Wan Hsien Information International Corporation Ltd. ("Seller") and ZMAX Corporation, a Nevada corporation ("ZMAX") with respect to the purchase by ZMAX (or one or more controlled affiliates designated by ZMAX) (collectively, "ZMAX") is to purchase all right, title and interest in and to the above-referenced COCACT software program and related documentation (the "Software").

     1.   Representations to ZMAX.  In order to induce ZMAX to consummate the
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purchase of the Software, the undersigned jointly and severally represent and warrant to ZMAX that (i) Seller owns all right, title and interest in the Software, and (ii) IMS International, Inc. ("IMSI") has no present or continuing rights in the Software and neither IMSI nor Seller have previously granted any rights in the Software to any party other than ZMAX's affiliate Century Services, Inc. ("CSI").

     2.   Existing License Cancellation Rights.  In connection with the purchase
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of the Software under the Purchase Agreement and as a further inducement to ZMAX to consummate such purchase, Seller, III, IMSI and Multi-Dimension International ("MDI") hereby agree that ZMAX may at any time after the closing of the transactions contemplated by the Purchase Agreement, by written notice to MDI at any time, terminate and cancel that certain Exclusive License grant dated April 1, 1996 between MDI (as successor to IMSI) and CSI (the "North American License"). Upon the delivery of any such notice of termination, all obligations of CSI under the North American License, including any obligation to pay any license fees payable thereunder, whether due or not yet due, shall immediately cease and terminate without further liability or obligation of any kind. Notwithstanding the foregoing, if ZMAX cancels and rescinds the Software purchase under the Purchase Agreement, any termination notice previously given by ZMAX to MDI with respect to the North American License will automatically be deemed rescinded, whereupon ZMAX's rights and obligations

Mr. Michael C. Higgins
ZMAX Corporation
April 30, 1997
Page 2

under the North American License (including ZMAX's obligation to pay any license fees then due or to become payable thereunder) shall be deemed immediately reinstated retroactive to the time of the termination notice as if such notice had not been given.

     3.   Binding Provisions.  This letter reflects the parties' agreements and
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shall be construed as a binding and enforceable agreement.

     4.   Governing Law and Venue.  This agreement shall be deemed made in and
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shall be governed and construed in accordance with the internal laws of the state of Maryland. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of U.S. courts in any legal or equitable action to enforce this agreement, and (i) hereby waives sovereign immunity and irrevocably submits itself to the jurisdiction of the appropriate federal or state court in Maryland and (ii) to the extent permitted by applicable law, hereby waives and agrees not to assert that any such action is brought in an inconvenient forum or that venue of such action is improper.

     5.   Specific Performance.  Each of the parties hereto agrees that upon any
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breach or threatened breach of this agreement irreparable injury will result to
ZMAX and money damages will be inadequate to fully remedy ZMAX's injury. Therefore, in the event of any breach or threatened breach hereof, ZMAX shall be entitled without posting a bond to an order of specific performance or other equitable relief in addition to any other rights or remedies available to ZMAX at law.

                                         Very truly yours,


IMS INTERNATIONAL, INC.                  WAN HSIEN INFORMATION
                                         INTERNATIONAL CORPORATION, LTD.

By: /s/ Frank C. Hu                      By: /s/ Yu-Chung Hu
   ------------------------------           --------------------------------
Name: Frank C. Hu                        Name: Yu-Chung Hu
     ----------------------------             ------------------------------
Title: President                         Title: President
      ---------------------------              -----------------------------

MULTI-DIMENSION                          INSTITUTE FOR INFORMTION
INTERNATIONAL                            INDUSTRY

By: /s/ Frank C. Hu                      By: /s/ Cheng Lee Chang
   ------------------------------           --------------------------------
Name: Frank C. Hu                        Name: Cheng Lee Chang
     ----------------------------             ------------------------------
Title: President                         Title: Vice President
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